REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of April 20, 2007, is entered into by and among Handheld Entertainment, Inc., a Delaware corporation (the “Corporation”), and Kieran O’Neill (the “Stockholder”).

RECITALS

A. In connection with the acquisition (the “Acquisition”) of Holylemon.com and all of the assets related thereto (collectively, the “Assets”) and as more fully described in that Certain Asset Purchase Agreement, of even date herewith, by and between the Stockholder and Dorks LLC, a Washington limited liability company and a wholly owned subsidiary of the Corporation, by Dorks LLC the Stockholder has agreed to receive shares of the Corporation’s Common Stock as partial consideration for the Assets; provided that, among other things, certain securities registration rights are granted to the Stockholder.

B. The Corporation deems it desirable to grant the securities registration rights set forth below to the Stockholder in order to induce the Stockholder to consummate the Acquisition.

AGREEMENTS

In consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Acquisition” has the meaning ascribed to it in the Recitals hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Holders” means the Stockholder or the Stockholder’s successors or assigns or subsequent holders of the Registrable Shares contemplated by Section 11.

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning ascribed to it in Section 2(a).

“Registrable Shares” means any shares of Common Stock issued as consideration for the Assets; provided, however, that Registrable Shares shall not include any shares of Common Stock (i) the sale of which has been registered pursuant to the Securities Act, (ii) that have been sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act or (iii) which may then be sold pursuant to subsection (k) of said Rule 144.

“Registration” means a Piggyback Registration.

“Registration Expenses” has the meaning ascribed to it in Section 5.

“Securities Act” means the Securities Act of 1933, as amended.

2.  Piggyback Registrations.

(a)  Right to Piggyback. If the Corporation proposes to register shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), the Corporation will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration and will include in such registration, subject to the provisions of Section 2(b), all Registrable Shares with respect to which the Corporation has received written requests for inclusion therein within 21 days after the Corporation’s notice has been given.

(b)  Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the aggregate number of securities requested to be included in such registration pursuant to Section 2(a) (the “Requested Piggyback Shares”), together with the other shares being registered by the Corporation, would exceed the maximum number of shares of Common Stock that can be marketed without adversely affecting the offering, including a substantial risk that the price per share of Common Stock will be reduced, the Corporation will include in such registration (i) first, any securities the Corporation proposes to sell, (ii) second, the Requested Piggyback Shares, with any reductions in the number of Registrable Shares actually included in such registration to be allocated on a pro rata basis among all Holders of Requested Piggyback Shares in accordance with the number of Registrable Shares such Holders have requested to be included therein, and (iii) third, to the extent available, among any other selling security holders.

(c) Control by the Corporation. The Corporation may withdraw any registration statement and abandon any proposed offering initiated by the Corporation without the consent of any Holder of Registrable Shares, notwithstanding the request of any such Holder to participate therein in accordance with Section 2(a), if the Board of Directors of the Corporation determines in its sole discretion that such action is in the best interest of the Corporation.

3.  Information.The Corporation may require the Holders to furnish to the Corporation such information in writing regarding themselves and the distribution of Registrable Shares as the Corporation may from time to time reasonably request in writing in order to comply with the Securities Act. The Holders agree to supply the Corporation as promptly as practicable with such information and to notify the Corporation as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Corporation.

4.  Registration Procedures. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to the terms of this Agreement, the Corporation will use its reasonable best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will:

(a)  prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective until the earlier of (i) the time that all of the Registrable Shares covered by such registration statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such registration statement or (ii) one year after such registration statement has been declared effective;

(b)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in clause (a) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)  furnish to each seller of such Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

(d)  notify each seller of such Registrable Shares, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(e)  notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(f)  prepare and file with the Commission, promptly upon the request of any seller of such Registrable Shares, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the Holders of a majority of the Registrable Shares being registered, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by such seller;

(g)  prepare and promptly file with the Commission and promptly notify each seller of such Registrable Shares of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(h)    advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(i)    refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the Holders of at least a majority of the Registrable Shares being registered shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least 3 business days prior to the filing thereof, unless, in the case of an amendment or supplement, in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable laws.

5.  Registration Expenses. All expenses incident to the Corporation’s performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with federal, state and foreign securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration) and other Persons retained by the Corporation (all such expenses being herein called “Registration Expenses”), will be borne by the Corporation. In addition, the Corporation will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of any annual audit or quarterly review.

6.  Indemnification.

(a)    In connection with a registration of Registrable Shares pursuant to this Agreement, the Corporation agrees to indemnify, to the fullest extent permitted by law, each seller of Registrable Shares, its officers, directors and employees and each Person who controls any such person (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees except as limited by Section 6(c)) to which such indemnified party may become subject insofar as they are caused by, arise out of, or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, except insofar as the same are (i) caused by or contained in any written information furnished to the Corporation by such seller expressly for use therein, (ii) caused by such seller’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or (iii) caused by the use of a prospectus or preliminary prospectus or any amendment or supplement thereto after receipt of notice from the Corporation that it should no longer be used. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the sellers of Registrable Shares.

(b)    In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will indemnify the Corporation, its directors, officers and employees, each underwriter (if any) and each Person who controls the Corporation or such underwriter (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees except as limited by Section 6(c)) to which such indemnified party may become subject insofar as they are caused by, arise out of, or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such seller expressly for use therein or the failure by such seller to deliver a copy of the registration statement or prospectus or amendment or supplement thereto as required by the Securities Act; provided, however, that the liability of each such seller of Registrable Shares will be limited to the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement.

(c)    Any Person entitled to indemnification hereunder will (i) use reasonable efforts to give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of any Person entitled to indemnification hereunder to give such notice to the indemnifying party shall not constitute a waiver of, or a defense of the indemnifying party to, such Person's right to indemnification hereunder unless such failure has a material adverse effect upon the indemnifying party's ability to defend said action. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)    If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

8.  Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.  “Market Stand Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the Corporation and the managing underwriter (if a managing or lead underwriter is appointed), during the period commencing on the date of the final prospectus relating to a underwritten public offering of the Corporation’s securities and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Corporation, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Corporation, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants shall not apply to the sale of any shares by a Holder to an underwriter pursuant to an underwriting agreement. Each Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing or lead underwriters at the time of the underwritten public offering, and further agrees that the Corporation may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Corporation’s underwritten public offering are intended third party beneficiaries of the covenants in this Section 9 and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

10.  Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

11.  Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation and the Holders of at least a majority of the issued and outstanding Registrable Shares. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Shares and the Corporation. Each Holder acknowledges that by operation of this paragraph the Holders of at least a majority of the Registrable Shares acting in conjunction with the Corporation will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

12.  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holder of Registrable Shares who consents in writing to be bound by this Agreement.

13.  Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings relating to such matters.

14.  Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15.  Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

16.  Notices. Any notices required or permitted to be sent hereunder shall be delivered personally, sent by United States mail, certified mail, return receipt requested, with postage prepaid, or delivered by reputable overnight courier service, with all charges prepaid, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed as provided above, or one business day after delivery to the courier, if delivered by overnight courier service as provided above:

if to the Corporation, to:

Handheld Entertainment, Inc.
539 Bryant Street
San Francisco, CA 94107
Attention: Jeff Oscodar, Chief Executive Officer

with a copy to:

Haynes and Boone, LLP
153 E. 53rd St., Suite 4900
New York, NY 10022
Attention: Harvey J. Kesner, Esq.

if to the Stockholder, as set forth in the records of the Corporation,

with a copy to:

James S. Parkhill, Esq.
1283 Arguello Blvd.
San Francisco, CA 94122
Fax: (415) 681-8544

17.  Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed in that state, without regard to the principles of conflicts of law.

18.  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Transmission by facsimile of an executed counterpart of this Agreement shall constitute due and sufficient delivery of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by the undersigned as of the date first set forth above.

HANDHELD ENTERTAINMENT, INC.

By: By: /s/ William J. Bush
Name: William J. Bush
Title: Chief Financial Officer

STOCKHOLDER:

KIERAN O’NEILL

/s/ Kieran O’Neill